EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated October 28, 2008, relating to the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries appearing in the Company's 2008 Form 10-K as of and for the year ended July 31, 2008.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                              /s/ Mahoney Cohen & Company, CPA. P.C.



New York, New York
September 18, 2009